Exhibit 99.1

BIO-TECHNE RELEASES THIRD QUARTER FISCAL 2016 RESULTS

Minneapolis/May 3, 2016/ Bio-Techne Corporation (NASDAQ:TECH) today reported its financial results for the third quarter ended March 31, 2016.

Third Quarter FY2016 Highlights

●	Third quarter organic revenue increased by 8% (15% reported) to $131.0 million.

●

Delivered record third quarter adjusted earnings of $37.6 million and adjusted earnings per share (EPS) of $1.01, an increase of 14% from the prior year, with foreign currency exchange headwinds impacting results by ($0.02) or 2%.

●	Generated operating cash flow of $37.1 million, an increase of 20% over prior year.

●	Continued the trend of double-digit revenue growth in China, reporting over 20% organic growth in this geography.

●

Protein Platforms segment returned to double-digit growth, with year-over-year organic revenue increasing over 25%, while expanding its product line with an advanced iCE instrument, Maurice, and a single-cell western blot analysis device, Milo with the acquisition of Zephyrus Biosciences.

The company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP).  Adjusted EPS, adjusted earnings, adjusted gross margin, adjusted operating income, and adjusted operating margin are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Adjusted Financial Measures.”  A reconciliation of GAAP to non-GAAP financial measures is included in this press release.

“I am extremely pleased with our third quarter performance, achieving 8% organic revenue growth,” said Chuck Kummeth, President and Chief Executive Officer of Bio-Techne. “Continued execution drove the fourth consecutive quarter of mid-single digit organic growth in our core business. Geographically, our performance remains strong in China, with organic growth in this geography topping 20%, which coupled with solid results in North America drove the strong topline performance in the quarter. Unfavorable currency exchange rates remain a drag on both our reported top and bottom-line results, although continued productivity gains more than offset this headwind, pushing our operating margin back over 40% in the quarter.”

Kummeth added, “Our Protein Platforms segment returned to double-digit growth, increasing over 25% in the quarter, reflecting the growing pipeline of leads from our strengthened sales force and traction with our new commercial plan. Additionally, the launch of our latest Protein Platform instrument, Maurice, is exceeding our expectations, with the higher sensitivity and shorter run times delivered by this next-generation imaged capillary electrophoresis system (iCE) gaining early traction with bio-pharmaceutical customers. Our Protein Platform sales pipeline, quote activity and lead generation all remain strong, giving us confidence in ongoing double-digit growth in this segment.”

Financial Results
Third Quarter FY2016

Net sales for the third quarter increased 15% to $131.0 million. Organic growth was 8% compared to the prior year, with currency translation having a negative impact of 1% and acquisitions contributing 7% to revenue growth. Adjusted operating margins were 42.4% for the third quarter of fiscal 2016 compared to 42.6% for the same quarter in fiscal 2015. The slight decrease in adjusted operating margins for the quarter compared to last year was due to the addition of Cliniqa and Zephyrus Biosciences (completed 3/21/16), with both having lower operating margins compared to the organic business, and the negative impact of currency translation. Adjusted net earnings for the quarter were $37.6 million (increasing 14% from the prior year fiscal period), or $1.01 per diluted share. Currency translation negatively impacted EPS by $0.02 compared to last year.

GAAP net earnings for the quarter were $30.3 million, or $0.81 per diluted share. This compares to $24.3 million, or $0.65 per diluted share, as reported in the third quarter of fiscal year 2015.

Cash generated from operations for the third quarter of fiscal 2016 was $37.1 million. Capital expenditures for the third quarter of fiscal 2016 were $2.8 million.

Segment Results

Management uses adjusted operating results to monitor and evaluate performance of the Company’s three business segments, as highlighted below. The Clinical Controls segment includes the financial results of the Company’s BiosPacific business. Prior to fiscal year 2016, this business unit was managed and reported as part of the Biotechnology segment. The recent acquisition of Cliniqa and its commonality of customer end markets with BiosPacific influenced this management and reporting change. All comparisons to prior periods will reflect the new reporting structure as if it existed in those prior reporting periods.

 Biotechnology Segment

The Company’s Biotechnology segment includes proteins, antibodies, immunoassays, flow cytometry products, intracellular signaling products, and biologically active chemical compounds used in biological research. Biotechnology segment’s third quarter 2016 net sales were $81.4 million, an increase of 4% from $78.5 million for the third quarter of 2015. Organic growth for the segment was 6% in the quarter, with currency translation having an unfavorable impact of 2% on revenue growth. Biotechnology segment adjusted operating margin was 55.5% in the third quarter of fiscal 2016 compared to 56.8% in the third quarter of fiscal 2015. The lower margin is the result of timing of certain commercial investments partially offset by productivity initiatives and favorable operating leverage.

Clinical Controls Segment

The Company’s Clinical Controls segment provides a range of controls, calibrators, blood chemistry, diagnostic biomarker controls and reagents used on a variety of clinical instruments, as well as products used as proficiency testing tools by clinical laboratories and proficiency certifying agencies. The Clinical Controls segment’s third quarter fiscal 2016 net sales were $29.9 million, an increase of 50% compared to the third quarter of 2015. Clinical Controls organic revenue declined 1%, with acquisitions adding 51% to segment growth. The Clinical Controls segment’s adjusted operating margin was 31.6% in the third quarter of fiscal 2016 compared to 30.9% in the third quarter of fiscal 2015. The higher operating margin was driven by a strong volume leverage associated with the Cliniqa business.

Protein Platforms Segment

The Company’s Protein Platforms segment develops proprietary automated systems and consumables for protein analysis. In the third quarter of fiscal 2016, segment revenue was $19.7 million, an increase of 26% compared to the third quarter of fiscal 2015, with an unfavorable currency impact of less than 1%. The Protein Platforms segment’s adjusted operating margin was 8.1% in the third quarter of fiscal 2016 compared to (10.9%) in the third quarter of fiscal 2015. The higher operating margin was driven primarily by strong volume leverage and productivity gains in operations.

Conference Call

Bio-Techne will host an earnings conference call today, May 3rd, 2016 at 8:00 A.M. Central time. To listen, please dial (888) 523-1228. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call. The replay will be available from 5:00 P.M. Central time on Tuesday, May 3rd, until 5:00 P.M. Central time on Tuesday, June 1st, 2016. To access the replay please go to: http://audio.viavid.com/20160503-118955-bio-techne.mp3

Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the periods ended March 31, 2016 as compared to the same prior-year periods:

●	fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars when referencing organic revenue growth;
●

the acquisitions in fiscal 2016 and 2015 of Zephyrus on March 14, 2016, Cliniqa on July 8, 2015, CyVek on November 4, 2014, ProteinSimple on July 31, 2014, and Novus Biologicals on July 2, 2014 as well as acquisitions in prior years, and the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written up to fair value;

●	expenses related to the acquisitions noted above and other on-going acquisition activity;
●	expenses related to stock-based compensation.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the effect of new branding and marketing initiatives, the integration of new leadership, the introduction and acceptance of new products, the funding and focus of the types of research by the Company's customers, the impact of the growing number of manufacturers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

* * * * * * * * * * * *

Bio-Techne Corporation (NASDAQ: TECH) is a global life sciences company providing innovative tools and bioactive reagents for the research and clinical diagnostic communities. Bio-Techne products assist scientific investigations into biological processes and the nature and progress of specific diseases. They aid in drug discovery efforts and provide the means for accurate clinical tests and diagnoses. With thousands of products in its portfolio, Bio-Techne generated approximately $452 million in net sales in fiscal 2015 and has approximately 1,500 employees worldwide. For more information on Bio-Techne and its brands, please visit www.bio-techne.com.

Contact:  David Clair

               Integrated Corporate Relations Inc.

                 646-277-1266

BIO-TECHNE CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Net sales	$130,973	$114,158	$364,261	$334,583
Cost of sales	40,984	34,778	117,294	106,394
Gross margin	89,989	79,380	246,967	228,189
Operating expenses:
Selling, general and administrative	35,217	29,089	102,842	88,927
Research and development	11,245	10,865	33,544	30,040
Total operating expenses	46,462	39,954	136,386	118,967
Operating income	43,527	39,426	110,581	109,222
Other (expense) income	(1,037)	(667)	(870)	6,698
Earnings before income taxes	42,490	38,759	109,711	115,920
Income taxes	12,199	14,469	30,861	34,514
Net earnings	$30,291	$24,290	$78,850	$81,406
Earnings per share:
Basic	$0.81	$0.65	$2.12	$2.20
Diluted	$0.81	$0.65	$2.11	$2.19
Weighted average common shares outstanding:
Basic	37,196	37,138	37,185	37,078
Diluted	37,299	37,269	37,307	37,210

BIO-TECHNE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(Unaudited)

	3/31/16	6/30/15
ASSETS
Cash and equivalents	$65,713	$54,532
Short-term available-for-sale investments	18,874	56,389
Trade accounts receivable	87,156	70,034
Inventory	57,066	49,577
Deferred income taxes	24,128	11,511
Other current assets	7,930	6,240
Current assets	260,867	248,283

Property and equipment, net	133,666	129,749
Goodwill and intangible assets, net	750,044	683,477
Other non-current assets	1,474	1,851
Total assets	$1,146,051	$1,063,360

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$33,637	$30,391
Income taxes payable	3,953	1,972
Related party note payable – current	3,808	4,024
Deferred revenue – current	5,218	3,381
Current liabilities	46,616	39,768

Long-term debt obligations	157,808	112,024
Deferred taxes	85,501	61,429
Other long-term liabilities	3,164	3,204
Stockholders’ equity	852,962	846,935
Total liabilities and stockholders’ equity	$1,146,051	$1,063,360

BIO-TECHNE CORPORATION

RECONCILIATION OF GROSS MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Gross margin percentage - GAAP	68.7%	69.5%	67.8%	68.2%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.8%	0.8%	0.9%	1.6%
Amortization of intangibles	2.1%	2.1%	2.3%	2.1%
Gross margin percentage - Adjusted	71.6%	72.4%	71.0%	71.9%

BIO-TECHNE CORPORATION

RECONCILIATION OF OPERATING MARGIN PERCENTAGE

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Operating margin percentage - GAAP	33.2%	34.5%	30.4%	32.6%
Identified adjustments:
Costs recognized upon sale of acquired inventory	0.8%	0.8%	0.9%	1.6%
Amortization of intangibles	5.6%	5.9%	6.1%	5.8%
Acquisition related expenses	1.0%	0.3%	0.6%	1.2%
Stock based compensation	1.8%	1.1%	1.8%	1.4%
Operating margin percentage - Adjusted	42.4%	42.6%	39.8%	42.6%

BIO-TECHNE CORPORATION

RECONCILIATION OF NET EARNINGS and EARNINGS per SHARE

(In thousands, except per share data)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Net earnings – GAAP	$30,291	$24,290	$78,850	$81,406
Identified adjustments:
Costs recognized upon sale of acquired inventory	1,082	897	3,439	5,252
Amortization of intangibles	7,276	6,751	22,048	19,337
Acquisition related expenses	1,313	335	2,284	3,906
Stock based compensation	2,317	1,288	6,676	4,725
Gain on investment	-	-	-	(8,300)
Tax impact of above adjustments	(3,716)	(2,960)	(10,588)	(10,413)
Tax impact of research and development credit		-	(724)	(910)
Tax impact of state and foreign adjustments	(972)	2,321	(2,139)	2,321
Net earnings - Adjusted	$37,591	$32,922	$99,846	$97,324

Earnings per share - diluted – Adjusted	$1.01	$0.88	$2.68	$2.62

BIO-TECHNE CORPORATION

SEGMENT REVENUE

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Biotechnology segment revenue	$81,386	$78,521	$232,984	$229,347
Clinical Controls segment revenue	29,929	20,001	76,013	56,417
Protein Platforms segment revenue	19,693	15,669	55,327	49,061
Intersegment revenue	(35)	(33)	(63)	(242)
Consolidated revenue	$130,973	$114,158	$364,261	$334,583

BIO-TECHNE CORPORATION

SEGMENT OPERATING INCOME

(In thousands)

(Unaudited)

	QUARTER ENDED		NINE MONTHS ENDED
	3/31/16	3/31/15	3/31/16	3/31/15
Biotechnology segment operating income	$45,133	$44,620	$124,436	$122,967
Clinical Controls segment operating income	9,454	6,186	21.464	17,422
Protein Platforms segment operating income	1,592	(1,710)	1,948	4,461
Segment operating income	56,179	49,096	147,848	144,850
Costs recognized upon sale of acquired inventory	(1,082)	(897)	(3,439)	(5,252)
Amortization of intangibles	(7,276)	(6,751)	(22,048)	(19,337)
Acquisition related expenses	(1,313)	(335)	(2,284)	(3,906)
Stock based compensation	(2,317)	(1,288)	(6,676)	(4,725)
Corporate general, selling, and administrative	(664)	(399)	(2,820)	(2,425)
Operating income	$43,527	$39,426	$110,581	$109,222